Exhibit 10.2.3

February 19, 2007

Geoffrey Boyd
Chief Financial Officer
Eschelon Telecom, Inc.
730 Second Avenue South
Suite 900
Minneapolis, MN 55402-2456

Dear Mr. Boyd:

Your existing service agreement will expire on April 30, 2007 and we are extending the termination language in that agreement for another two (2) years or through April 30, 2009.

In the event that your employment with Eschelon Telecom, Inc. is terminated without cause anytime before April 30, 2009, the Company will continue your salary and medical payments for a period of one (1) year beyond termination. Additionally, Eschelon will accelerate the vesting of options by more than one (1) year if the Board of Eschelon approves any modifications to option/restricted stock agreements that are more favorable than those in this agreement. The obligations imposed on you as an Officer of Eschelon Telecom, Inc. with respect to confidentiality, non-disclosure, and non-solicitation shall continue notwithstanding the termination of the employment relationship between the parties.

Accepted and Agreed:

By:	/s/ Richard A. Smith 2/21/07	By:	/s/ Cliff D. Williams 2/21/07
	Richard A. Smith		Cliff D. Williams
	President & Chief Executive Officer		Chairman & Founder

Accepted and Agreed:

By:	/s/ Geoffrey M. Boyd 2/21/07
Geoffrey M. Boyd
Chief Financial Officer

• 730 Second Avenue South • Suite 900 • Minneapolis, MN 55402 • Phone (612) 376-4400 • Fax (612) 376-4411